SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2004

SYNPLICITY, INC.

(Exact Name of the Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-31545	77-0368779
(Commission File Number)	(I.R.S. Employer Identification No.)

600 West California Avenue, Sunnyvale, California	94086
(Address of Principal Executive Offices)	(Zip Code)

(408) 215-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 28, 2004, Synplicity, Inc. (“Synplicity”) and Andrew Haines, Synplicity’s vice president of marketing, entered into an Offer Letter (the “Offer”).

Pursuant to the Offer, Synplicity and Mr. Haines will enter into a Change of Control Option Acceleration Agreement (the “Agreement”), attached as an exhibit to the Offer, which provides that in the event all or substantially all of Synplicity’s assets are sold, or if Synplicity is a party to a merger as a result of which its shareholders own less than 50% of the surviving entity (each, a “Change of Control”), and the employment of Mr. Haines is terminated without cause or constructively terminated without cause within 12 months after such Change of Control, all unvested stock issued to Mr. Haines will immediately vest and become exercisable; provided, however, that in the event that a Change of Control occurs prior to a date yet to be determined in October 2005, one of the options for 75,000 shares of common stock of Synplicity granted to Mr. Haines on such date shall not be subject to such vesting acceleration.

On September 28, 2004, Synplicity and Gary Meyers, Synplicity’s president and chief executive officer, entered into a Letter of Promotion, which amends and supersedes the Letter of Promotion between Synplicity and Mr. Meyers dated September 20, 2004 in its entirety (the “Letter”).

Pursuant to the Letter, Synplicity and Mr. Meyers entered into a Second Amended and Restated Change of Control Option Acceleration Agreement, which amends and restates that First Amended and Restated Change of Control Option Acceleration Agreement between Synplicity and Mr. Meyers dated September 20, 2004 (the “Amendment”), attached as an exhibit to the Letter, which provides that in the event of a Change of Control, and the employment of Mr. Meyers is terminated without cause or constructively terminated without cause within 12 months after such Change of Control, (i) all unvested stock issued to Mr. Meyers will immediately vest and become exercisable; provided, however, that in the event that a Change of Control occurs prior to September 1, 2005, one of the options for 200,000 shares of common stock of Synplicity granted to Mr. Meyers on August 30, 2004 shall not be subject to such vesting acceleration, and provided, further in the event that a Change of Control occurs prior to a date yet to be determined in October 2005, one of the options for 50,000 shares of common stock of Synplicity granted to Mr. Meyers on such date shall not be subject to such vesting acceleration, and (ii) Mr. Meyers shall be entitled to receive a lump sum payment in the amount of $175,000.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Bernard Aronson, Synplicity’s chief executive officer, resigned from Synplicity in such capacity effective October 1, 2004.

(c) Please see the disclosure under Item 1.01 above for a brief description of the material terms of the Offer and the Agreement between Synplicity and Andrew Haines. On September 28, 2004, Synplicity issued a press release announcing the rehiring of Andrew Haines as vice president of marketing. Prior to rejoining Synplicity, Mr. Haines served as vice president of operations of Catalytic Inc. from January 6, 2004 to September 16, 2004, senior vice president of marketing of ARC International from October 1, 2002 to October 24, 2003, and prior to that, Synplicity’s vice president of marketing from 1996 until September 2002. Mr. Haines is 54 years old.

Please see the disclosure under Item 1.01 above for a brief description of the material terms of the Letter and the Amendment between Synplicity and Gary Meyers. On September 28, 2004, Synplicity issued a press release announcing the promotion of Gary Meyers to president and chief executive officer, effective October 2, 2004. Prior to his promotion, Mr. Meyers served as Synplicity’s president and chief operating officer since August 2004, vice president of worldwide sales from November 1999 to August 2004, vice president of north american sales from January 1999 until November 1999, and western area sales manager from January 1998 until January 1999. Mr. Meyers has served as an officer of Synplicity since April 2000. Mr. Meyers is 39 years old.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
10.35.3	Letter of Promotion dated September 28, 2004 between Registrant and Gary Meyers.

10.39	Offer Letter dated September 28, 2004 between Registrant and Andrew Haines.

10.40	Letter dated September 28, 2004 between Registrant and Bernard Aronson.

99.1	Press Release dated September 28, 2004 of Synplicity, Inc. for Gary Meyers.

99.2	Press Release dated September 28, 2004 of Synplicity, Inc. for Andrew Haines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2004

SYNPLICITY, INC.

By:	/s/ Gary Meyers
Gary Meyers
President and Chief Executive Officer

By:	/s/ Douglas S. Miller
Douglas S. Miller
Senior Vice President of Finance and Chief Financial Officer

SYNPLICITY, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
10.35.3	Letter of Promotion dated September 28, 2004 between Registrant and Gary Meyers.

10.39	Offer Letter dated September 28, 2004 between Registrant and Andrew Haines.

10.40	Letter dated September 28, 2004 between Registrant and Bernard Aronson.

99.1	Press Release dated September 28, 2004 of Synplicity, Inc. for Gary Meyers.

99.2	Press Release dated September 28, 2004 of Synplicity, Inc. for Andrew Haines.